Exhibit 99.1

Kraft Heinz Announces Early Tender Participation Results, Satisfaction of the Financing

Condition, and Election of Early Settlement for Its Previously Announced Cash Tender Offer

PITTSBURGH & CHICAGO – May 21, 2026 – The Kraft Heinz Company (“Kraft Heinz”) (Nasdaq: KHC) announced today the early tender results, as of 5:00 p.m., New York City time, on May 20, 2026 (the “Early Tender Time”), and the satisfaction of the condition to receive proceeds of an offering of new senior unsecured notes on terms satisfactory to the Issuer (the “Financing Condition”), in each case in respect of the previously announced offer by Kraft Heinz Foods Company, its 100% owned subsidiary (the “Issuer”), to purchase for cash (the “Tender Offer”) up to the maximum combined aggregate purchase price of $1,100,000,000, excluding accrued and unpaid interest (the “Maximum Tender Amount”), of its outstanding 4.375% Senior Notes due June 2046 (the “2046 Notes”) and its 4.875% Senior Notes due October 2049 (the “2049 Notes” and, together with the 2046 Notes, the “Notes” and each, a “Series” of Notes), from each registered holder of the Notes (the “Holders”), pursuant to the terms and subject to the conditions set forth in the offer to purchase dated May 7, 2026 (the “Offer to Purchase”). Capitalized terms used in this release but not otherwise defined have the meaning given in the Offer to Purchase.

The following table sets forth certain information regarding the Notes and the Tender Offer, including the aggregate principal amount of Notes that were validly tendered and not validly withdrawn as of the Early Tender Time according to Global Bondholder Services Corporation, the Tender Agent and Information Agent for the Tender Offer:

CUSIP No. / ISIN	Title of Security	Acceptance Priority Level	Principal Amount Outstanding	Aggregate Principal Amount Tendered
50077L AB2 / US50077LAB27 (144A): 50077L AA4 / US50077LAA44 (Reg S): U5009L AA8 / USU5009LAA80	4.375% Senior Notes due June 2046	1	$2,786,174,000	$1,751,829,000
50077L AZ9 / US50077LAZ94 (144A): 50077L AY2 / US50077LAY20 (Reg S): U5009LAZ3 / USU5009LAZ32	4.875% Senior Notes due October 2049	2	$1,450,000,000	$822,568,000

Kraft Heinz also announced that, with respect to the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time, the Issuer has elected to have an early settlement date with payment for such Notes to occur on May 26, 2026.

The deadline to withdraw Notes tendered in the Tender Offer was 5:00 p.m. New York City time, on May 20, 2026, which deadline has not been extended (such date and time, the “Withdrawal Date”). Accordingly, Notes tendered at or prior to the Withdrawal Date may no longer be withdrawn, except in certain limited circumstances where the Issuer determines that additional withdrawal rights are required by law. Subject to applicable law, the Issuer has reserved the right, in its sole discretion, to at any time (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate, or withdraw the Tender Offer, (iii) increase or waive the Maximum Tender Amount, with or without extending the Withdrawal Date, or (iv) otherwise amend the Tender Offer in any respect.

The applicable Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the Fixed Spread for the applicable Series specified on the front cover of the Offer to Purchase over the applicable Reference Yield based on the bid-side price of the applicable Reference Treasury Security specified on the front cover of the Offer to Purchase, as calculated by the Dealer Managers (as defined below) at 10:00 a.m. New York City time, on May 21, 2026 (such time and date, the “Price Determination Date”).

Because the maximum combined aggregate purchase price, excluding accrued and unpaid interest, of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Time is expected to exceed the Maximum Tender Amount, Kraft Heinz expects to accept for purchase Notes validly tendered and not validly withdrawn in accordance with the Acceptance Priority Levels set forth in the table above. If the aggregate purchase price, excluding accrued and unpaid interest, of the Notes that are validly tendered and not validly withdrawn at or prior to the Early Tender Time is greater than the Maximum Tender Amount, the Notes of the Series, the acceptance of which would result in the Maximum Tender Amount being exceeded, will be accepted for purchase on a prorated basis in accordance with the terms set forth in the Offer to Purchase. The Issuer will not accept for purchase any Notes tendered after the Early Tender Time. Notes tendered and not accepted for purchase will be promptly returned or credited to the applicable Holder’s account.

The Tender Offer will expire at 5:00 p.m., New York City time, on June 5, 2026, unless extended with respect to a Series of Notes (such time and date, as they may be extended, the “Expiration Time”) or earlier terminated as described in the Offer to Purchase.

Kraft Heinz has engaged BofA Securities, Inc. (“BofA Securities”), Citigroup Global Markets Inc. (“Citigroup”), Deutsche Bank Securities Inc. (“Deutsche Bank Securities”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) to act as dealer managers (collectively, the “Dealer Managers”) in connection with the Tender Offer and has appointed Global Bondholder Services Corporation to serve as the Tender Agent and Information Agent for the Tender Offer. Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/kraftheinzcompany/ or by contacting Global Bondholder Services Corporation via telephone at (855) 654-2015 (toll free) or (212) 430-3774 (for banks and brokers). Questions regarding the terms of the Tender Offer should be directed to BofA Securities at (888) 292-0070 (toll-free) or (980) 387-3907 (collect); Citigroup at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); Deutsche Bank Securities at (866) 627-0391 (toll-free) or (212) 250-2955 (collect); or Goldman Sachs at (800) 828-3182 (toll-free) or (212) 357-1452 (collect).

None of the Issuer, Kraft Heinz, their boards of directors or boards of managers, as applicable, the Dealer Managers, Global Bondholder Services Corporation, the Trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this press release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, and this press release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information that should be read carefully before any decision is made with respect to the Tender Offer. The Tender Offer is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. If any Holder is in any doubt as to the contents of this press release, or the Offer to Purchase, or the action it should take, the Holder should seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company, or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT THE KRAFT HEINZ COMPANY

Kraft Heinz (Nasdaq: KHC) is one of the world’s largest food and beverage companies, with approximately $25 billion in net sales in 2025 and a portfolio of iconic brands enjoyed by consumers in more than 40 countries. By investing in our capabilities and brands, including Heinz, Kraft, Philadelphia, Primal Kitchen, and Lunchables, we are unlocking the full power of our portfolio. We deliver high-quality, great-tasting, and affordable food for the consumers of today, while shaping the future of food.

Forward-Looking Statements

This press release contains certain statements that may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “could,” “should,” “will,” “would,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the anticipated timing and completion of the Tender Offer; the expected aggregate principal amount of Notes to be purchased in the Tender Offer; and any other statements regarding the plans, expectations, or intentions with respect to the Tender Offer.

These forward-looking statements reflect management’s current expectations, estimates and assumptions, and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Kraft Heinz’s control. Such risks, uncertainties, and other factors include, but are not limited to: Kraft Heinz’s ability to consummate the Tender Offer on the terms and conditions or the timeline described in the Offer to Purchase, or at all; the satisfaction or waiver of the conditions to the Tender Offer; changes in laws, regulations, or regulatory interpretations that may affect Kraft Heinz’s ability to consummate the Tender Offer; the aggregate principal amount of Notes of each series ultimately tendered and the level of participation of Holders in the Tender Offer; the timing of the settlement of the Tender Offer; and volatility of capital markets and other macroeconomic factors. For additional information on other factors that could affect the Kraft Heinz’s forward-looking statements, see Kraft Heinz’s risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statement made in this press release speaks only as of the date hereof and is expressly qualified in its entirety by the cautionary statements set forth herein and the risk factors and other cautionary statements contained in Kraft Heinz’s filings with the SEC. Kraft Heinz disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on any forward-looking statements.

CONTACTS:

Kraft Heinz Media Team (media)

media@kraftheinz.com

Anne-Marie Megela (investors)

Anne-Marie.Megela@kraftheinz.com

3